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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DEERFIELD CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEERFIELD CAPITAL CORP.
6250 North River Road, 9th Floor
Rosemont, Illinois 60018

October 23, 2009

Dear Stockholder:

        On behalf of the Board of Directors of Deerfield Capital Corp., I cordially invite you to attend the Annual Meeting of Stockholders of Deerfield Capital Corp., or the Meeting, which will be held on December 15, 2009, at 10:00 a.m. EST, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153. The matters to be considered by our stockholders at the Meeting are described in detail in the accompanying materials.

        We are pleased to announce that we are taking advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this process expedites stockholders' receipt of proxy materials, while also lowering the costs of the Meeting. On or about October 30, 2009, we will mail each of our stockholders a notice containing instructions on how to access our Proxy Statement and other proxy materials online.

        It is very important that you be represented at the Meeting regardless of the number of shares you own or whether you are able to attend the Meeting in person. Even if you plan to attend the Meeting, I urge you to submit your vote promptly. You may vote your shares via a toll-free telephone number or over the Internet, as described in further detail herein and in the notice that you will receive in the mail. If you received a paper copy of the proxy card by mail, you may also vote by marking, signing and dating your proxy card and returning it in the envelope provided. Voting by phone, over the Internet or by proxy card will not prevent you from voting in person, but will ensure that your vote is counted, if for whatever reason, you are unable to attend.

        Your continued support and interest in Deerfield Capital Corp. are sincerely appreciated.

Sincerely,

Peter H. Rothschild Interim Chairman

DEERFIELD CAPITAL CORP.
6250 North River Road, 9th Floor
Rosemont, Illinois 60018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on December 15, 2009

 Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on December 15, 2009

The Proxy Statement and our other proxy materials
are available at http://www.amstock.com/ProxyServices/ViewMaterials.asp?CoNumber=16009

Dear Stockholder:

        Notice is hereby given that the Annual Meeting of Stockholders, or the Meeting, of Deerfield Capital Corp. will be held on December 15, 2009, at 10:00 a.m. EST at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153, for the following purposes:

  1.
  To elect two Class II directors who have been nominated by our Board of Directors to serve for a three-year term and until their successors have been duly elected or appointed and qualified; and

  2.
  To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

        Your vote is important. You should read the attached proxy statement and the information incorporated by reference into the proxy statement carefully. Whether or not you plan to attend the Meeting, you are urged to vote your shares promptly either by telephone, by Internet or by mail as described in further detail herein and in the notice that you will receive in the mail. You may revoke your proxy at any time before it is voted by giving written notice to our corporate secretary, by attending the Meeting and voting in person or by submitting a proxy dated a later date.

        Thank you very much for your continued support.

By order of the Board of Directors:

Robert A. Contreras Senior Vice President, General Counsel and Secretary

Rosemont, Illinois
October 23, 2009

i

ii

DEERFIELD CAPITAL CORP.
PROXY STATEMENT

GENERAL MEETING INFORMATION

General

        This proxy statement and Notice of Annual Meeting are provided in connection with the solicitation of proxies by the Board of Directors, or Board, of Deerfield Capital Corp., a Maryland corporation, for use at the Annual Meeting of Stockholders, or the Meeting, to be held on December 15, 2009. Unless otherwise noted or the context otherwise requires, we refer to Deerfield Capital Corp. as "DFR," "we," "us," "our" or "our company," to our indirect wholly owned subsidiary Deerfield & Company LLC and its subsidiaries as "Deerfield" and to Deerfield Capital Management LLC, a wholly owned subsidiary of Deerfield, as "DCM." We refer to our acquisition of Deerfield on December 21, 2007 as the "Merger."

        After the close of business on October 16, 2008, we effected a 1-for-10 reverse stock split of our common stock. All share amounts, per share amounts and share prices reflected throughout this proxy statement have been retroactively restated to reflect the reverse stock split.

        We did not hold an annual meeting during the 2008 calendar year. As a result, this is our second annual meeting of the 2009 calendar year.

  Important Note

        No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained in, or incorporated by reference into, this proxy statement, and, if given or made, any such representation must not be relied upon as having been authorized by us or any other person or entity. This proxy statement and the information incorporated herein provides you with detailed information about the proposal to be considered and voted upon at the Meeting. Unless otherwise noted, the information in this proxy statement is current as of the date of this proxy statement. You should carefully review this proxy statement, which discusses the proposal to be voted upon at the Meeting, including the information incorporated by reference herein.

        This proxy statement does not constitute the solicitation of a proxy from any person in any jurisdiction where it is unlawful to make such proxy solicitation. The delivery of this proxy statement shall not, under any circumstance, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

Date, Time and Place of the Meeting

        The Meeting will be held on December 15, 2009 at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153, at 10:00 a.m. EST. The date, time and place of any adjournments or postponements of the Meeting will be established in accordance with our governing documents and applicable law. Directions to the Meeting are posted on the Investor Relations section of our website, www.deerfieldcapital.com, and may also be obtained by contacting our Legal Department, in writing, at Deerfield Capital Management LLC, Attn: General Counsel, 6250 North River Road, 9th Floor, Rosemont, Illinois 60018 or by phone at (773) 380-1600. Information on our website is not incorporated into this proxy statement.

Date of Mailing of Notice of Internet Availability of Proxy Materials; Access to Proxy Materials; Mailing Address

        On about October 30, 2009, we will mail to our stockholders, through intermediaries, a Notice Regarding the Internet Availability of Proxy Materials, or the Notice of Internet Availability, that contains instructions on how to access this proxy statement and our other proxy materials online and how to vote your shares. The Notice of Internet Availability also provides instructions on how you can request a paper copy of this proxy statement and our other proxy materials, including our proxy card, if you desire.

        The date of this proxy statement is October 23, 2009. The mailing address of our principal executive offices is 6250 North River Road, 9th Floor, Rosemont, Illinois 60018.

Voting and Admission to the Meeting

        Each outstanding share of our common stock entitles its holder to one vote. Only our stockholders of record at the close of business on October 22, 2009, or the Record Date, will be entitled to receive notice of, attend and vote at the Meeting or any adjournment or postponement thereof. As of the Record Date, there were 6,454,924 shares of our common stock outstanding and entitled to vote at the Meeting and approximately 1,564 holders of record of such shares.

        Stockholders can vote in person at the Meeting or by proxy. There are three ways to vote by proxy:

  (i)
  By Telephone—visit https://secure.amstock.com/voteproxy/login2.asp to view our proxy materials and obtain the toll free number to call;

  (ii)
  By Internet—visit www.voteproxy.com and follow the on-screen instructions; or

  (iii)
  By Mail—if you received your proxy materials by mail, you can vote by mail by marking, signing, dating and returning it in the envelope provided.

        Telephone and Internet voting for stockholders of record will close at 11:59 p.m. EST on December 14, 2009.

        If you complete and properly sign and return a proxy card, your shares will be voted as you specify. However, if you sign and return a proxy card but do not specify a vote with respect to the proposal, your shares will be voted as our Board recommends with respect to the proposal and in the proxy's discretion with respect to any other matter that may be properly considered at the Meeting.

        If you are a beneficial owner (that is, your shares are held in street name by a bank, broker or other nominee or intermediary), you will receive voting instructions or a voting information form from the holder of record. You must follow the instruction of the holder of record in order for your shares to be voted.

        For your comfort and security, admission to the Meeting will be by ticket only. Packages and bags may be inspected and required to be checked in at the registration desk. You also must present identification containing a photograph. If you are a registered stockholder (that is, your shares are held in your name) and plan to attend the Meeting, please check the appropriate box on your proxy card. If you are a beneficial owner (that is, your shares are held in street name by a bank, broker or other nominee or intermediary) and you plan to attend the Meeting, your admission ticket is your voting information form. In addition, you can obtain an admission ticket in advance by writing to Deerfield Capital Corp., Attention: Corporate Secretary, 6250 North River Road, 9th Floor, Rosemont, Illinois 60018, and enclosing proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying such ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Meeting. Tickets may be issued to others at our discretion.

Revocability of Proxies

        You may revoke your proxy by:

  •
  delivering written notice of such revocation to our corporate secretary before the Meeting at the address listed above;

  •
  submitting a telephone vote, an Internet vote or a properly executed proxy card bearing a later date that we receive before the Meeting; or

  •
  attending the Meeting and voting in person.

        If you are a beneficial owner (that is, your shares are held in street name by a bank, broker or other nominee or intermediary), you may revoke a previous vote only by following the procedures established by the bank, broker or other nominee or intermediary.

Quorum Required

        A majority of all of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. As of the Record Date, we had 6,454,924 shares of common stock outstanding entitled to cast a vote at the Meeting on the proposal presented in this proxy statement.

Votes Required for Approval of the Proposal

        For the election of the director nominees, you may vote in favor of one or both of the nominees or withhold your vote as to one or both of the nominees. You will be voting with respect to the nominees that were nominated by our Board based on a recommendation from the Nominating & Corporate Governance Committee of our Board, or the Nominating & Corporate Governance Committee, and you will not be able to vote for more than two persons. There is no cumulative voting in the election of directors. If a quorum is present, then the nominees receiving a plurality of all of the votes cast at the Meeting will be elected.

Withheld Votes and Broker Non-Votes

  Withheld Votes

        With respect to each director nominee, you must either vote for the election of the nominee or withhold your vote. Withheld votes will have no effect in the election of directors because the directors will be elected by a plurality of the votes cast at the Meeting. Withheld votes will be counted for the purpose of determining the existence of a quorum.

  Broker Non-Votes

        Other than with respect to certain routine matters, banks, brokers or other nominees or intermediaries holding shares of our common stock for beneficial owners, which we collectively refer to as "brokers," must vote those shares according to the specific instructions they receive from the beneficial owners, unless the brokers have been given discretionary voting power by the beneficial owners. In certain circumstances, brokers holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner of the shares. In such cases, a broker may not vote on a proposal, which is known as a "broker non-vote." Broker non-votes are not counted as votes cast. The election of directors is currently considered a routine matter for which brokers may exercise discretionary voting authority and thus, broker non-votes will have no effect on the election of directors at the Meeting.

 Availability of Documents

        The following documents are posted on our website, www.deerfieldcapital.com (the information on which is not incorporated into this proxy statement), and can also be obtained from us by written request to Deerfield Capital Corp., Attention: Corporate Secretary, 6250 North River Road, 9th Floor, Rosemont, Illinois 60018:

  •
  our Articles of Amendment and Restatement, as amended and supplemented, or our Charter;

  •
  our Bylaws;

  •
  the charters of each of our standing Board committees;

  •
  our Corporate Governance Guidelines;

  •
  our Code of Business Conduct and Ethics; and

  •
  the Audit Committee's procedures for the submission, receipt and handling of concerns and complaints regarding internal controls, auditing and compliance.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Our Board of Directors

        Our bylaws provide that a majority of our Board may establish, increase or decrease the number of directors at a regular or special meeting called for that purpose, provided that the number of directors shall never be less than five nor more than 15. At each annual stockholders meeting, one class of directors is elected by our stockholders to hold office for a term of three years and until their successors have been duly elected or appointed and qualified. Our Board has set the current size of our Board at seven directors. Our Board currently consists of six directors, with one vacancy within Class I as described further below.

Nominees Standing for Election

        Our Charter divides our Board into three classes, designated as Class I, Class II and Class III. The current Board consists of two Class I members, two Class II members and two Class III members. The term of the Class II directors, Robert E. Fischer and Stuart I. Oran, expires at the Meeting. Those directors have been nominated for re-election to serve as directors for a three-year term and until their successors are duly elected or appointed and qualified. Their term is expected to expire at our annual meeting in 2012. Our Class III directors will be up for election at our next annual meeting expected to be held in 2010, and our Class I directors will be up for election at our annual meeting expected to be held in 2011.

        Robert E. Fischer was elected as a Class I director on May 19, 2009. However, in an effort to even out the size of the classes of our Board, on October 20, 2009, Mr. Fischer tendered his resignation as a Class I director and was immediately appointed by our Board as a Class II director. In connection with this appointment, our Board also reinstated Mr. Fischer as a member of the Audit Committee of our Board, or the Audit Committee, and the Compensation Committee of our Board, or the Compensation Committee, and as the chairman of the Nominating & Corporate Governance Committee.

        If any nominee becomes unavailable or unwilling to serve as a director for any reason, the persons named as proxies in the form of proxy are expected to consult with our Board, which would solicit a recommendation from the Nominating & Corporate Governance Committee, in voting the shares represented by them. Our Board has no reason to doubt the availability of any nominee, and each nominee has indicated his willingness to serve as a director if elected by the stockholders at the Meeting.

        Our Board has determined that director nominees Robert E. Fischer and Stuart I. Oran are independent, as that term is defined in our Corporate Governance Guidelines and the general independence standards of the NYSE AMEX LLC (formerly the American Stock Exchange and the NYSE Alternext US LLC), or the NYSE AMEX.

        The name, age, term of office and business background of each of the nominees, as of October 22, 2009, is as follows:

Name	Age	Biography
Robert E. Fischer	79	Mr. Fischer has been a member of our Board since December 2004. Since May 2009, he has served as Of Counsel to the law firm of Cozen O'Connor. From 1998 to 2009, he served as Of Counsel to WolfBlock LLP (whose New York office was acquired by Cozen O'Connor) where he served as a senior member in the Corporate Practice Group. From 1961 to 1998, Mr. Fischer was a partner in the law firm of Lowenthal, Landau, Fischer & Bring P.C., which merged with WolfBlock LLP in 1998. Until October 2008, Mr. Fischer served as a board member of a trust established to oversee the liquidation of assets of Allegiance Telecom Inc. and its subsidiaries. He has also previously served on the board and audit committee of the DLJ International Fund (from June 1995 to November 2000), the DLJ Emerging Markets Fund (from June 1995 to November 2000) and the DLJ High Yield Bond Fund (from July 1998 to November 2000).
Stuart I. Oran	59
		Mr. Oran has been a member of our Board since May 2009. He is the Managing Member of Roxbury Capital Group LLC, a New York based merchant banking firm that he founded in April 2002. Since May 2009, Mr. Oran has also been a Senior Managing Director of FTI Consulting, a global business advisory firm. From 1994 to 2002, Mr. Oran held a number of senior executive positions at UAL Corporation and its operating subsidiary, United Airlines. During that period, Mr. Oran also served as a director of United Airlines (the operating subsidiary) and several of its subsidiaries and on the Management Committee, Risk Management Committee and Alternative Asset Investment Committee of UAL. Prior to joining UAL and United, Mr. Oran was a corporate partner at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, with a corporate finance, M&A and restructuring practice representing major corporations, private equity firms and global financial institutions. During the past five years, Mr. Oran has also served on the boards of directors of Wendy's International, Inc. (from March 2004 to September 2008), Sprit Airlines (from March 2004 to present) and Polaris Acquisition Corp. (from July 2007 to May 2009).

Vote Required and Board Recommendation

        For the election of directors, you may vote in favor of one or both of the nominees or withhold your vote as to one or both of the nominees. If a quorum is present, then the nominees receiving a plurality of all of the votes cast at the Meeting will be elected.

        Our Board recommends a vote FOR the election as directors of each of the nominees listed above.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Deloitte was our independent registered public accounting firm for our 2007 and 2008 fiscal years. The Audit Committee decided to renew Deloitte's engagement as our independent registered public accounting firm for the 2009 fiscal year, which engagement was ratified by our stockholders at our annual meting held on May 19, 2009. Deloitte representatives are not expected to attend the Meeting and, therefore, will not be available to answer questions or make a statement.

        The following table sets forth the services provided by, and fees paid to, Deloitte for each of the last two fiscal years:

Fee	Year	Amount	Description of Services
Audit	2007	$1,270,185	Audit of our 2007 financial statements, review of our financial statements in our Quarterly Reports on Form 10-Q, including an assessment of the effectiveness of our internal controls over financial reporting and assistance with and review of documents filed with the SEC in connection with the Merger.

	2008	$1,208,560	Audit of our 2008 financial statements and review of our financial statements in our Quarterly Reports on Form 10-Q, including an assessment of the effectiveness of our internal controls over financial reporting.

Audit-Related	2007	$239,093	Accounting consultations and audits in connection with the Merger.

	2008	$47,366	Services relating to certain agreed upon procedures in connection with a revolving warehouse facility.

Tax	2007	$728,248	Preparation of our 2007 federal and state income tax returns, other compliance reporting, consultation and discussion on tax-related issues, preparation of transfer pricing report, calculation of taxable income on certain of our investments and review of our 2007 taxable income and REIT qualification test calculations.

	2008	$176,021	Preparation of our federal and state income tax returns, other compliance reporting, consultation and discussion on tax-related issues, calculation of taxable income on certain of our investments and review of our 2008 taxable income and REIT qualification test calculations.

All Other	2007	$—	N/A

	2008	$—	N/A

Approval of the Independent Registered Public Accounting Firm's Services

        The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent registered public accounting firm and its affiliates. These policies require the specific pre-approval of any such services that have not received the Audit Committee's general pre-approval or have exceeded the Audit Committee's pre-approved fee levels. These procedures include monitoring the independent registered public accounting firm's services to determine whether they comply with the pre-approval policies, and the independent registered public accounting firm's submission of a statement to the Audit Committee that any services it performs that require separate pre-approval comply with the rules of the Securities and Exchange Commission, or the SEC, on auditor independence.

        The Audit Committee pre-approved 100% of the non-audit fees in the table above for 2007 and 2008.

INFORMATION ON OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Our Process for Nominating Director Candidates

        The charter of the Nominating & Corporate Governance Committee provides that the Nominating & Corporate Governance Committee shall consider director nominations from our stockholders. The nominating stockholder must have held shares of our common stock for at least six months before submitting the nomination, the nomination must be delivered to our Corporate Secretary at least 120 days before we mail the proxy materials for the annual stockholders meeting for which the nomination is proposed and the stockholder must provide a detailed statement of the nominee's qualifications and the nominee's written consent. If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, as is the case this year, then the nomination must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 120th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. We first announced the date of the Meeting on October 23, 2009; therefore, in order to be eligible to be considered for the Meeting, nominations must have been delivered by November 2, 2009.

        The Nominating & Corporate Governance Committee has not established specific minimum qualifications, or specific qualities or skills, for directors. The Nominating & Corporate Governance Committee recommends candidates based on its overall assessment of their skills and characteristics and the composition of our Board as a whole, including the nominee's independence under our categorical independence standards and director diversity, skills and experience in the context of our Board's needs. The Nominating & Corporate Governance Committee's process for identifying and evaluating director nominees is based on various factors, including recommendations from our directors and officers and participants in the industry in which we operate. The nominees for director listed above were recommended by the Nominating & Corporate Governance Committee, which is composed entirely of independent directors.

 Directors Not Standing for Election

        The following table lists the name, age, term of office and business background, as of October 22, 2009, of each of our incumbent directors:

Name	Age	Biography
Class I Directors
Peter H. Rothschild	53
		Mr. Rothschild has been a member of our Board since December 2004 and the interim Chairman of our Board since April 2007. Mr. Rothschild has been the Managing Member of Daroth Capital LLC, a financial services company, since its founding in 2001 and the President and CEO of its wholly owned subsidiary, Daroth Capital Advisors LLC, a securities broker-dealer, since 2002. Prior to founding Daroth Capital, Mr. Rothschild was a Managing Director and Co-Head of the Leveraged Finance and Industrial Finance groups at Wasserstein Perella, the predecessor company to Dresdner Kleinwort Wasserstein and was with the organization from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co. Inc. and was one of the founders of the firm's Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, Mr. Rothschild was a Managing Director and Head of the Industrial Group at Drexel Burnham Lambert. Mr. Rothschild previously served on the board of directors of Wendy's International, Inc. from March 2006 to September 2008.
Peter W. May	66
		Mr. May has been a member of our Board since December 2007. Mr. May has also been a director of Tiffany & Co. since May 2008 and of Wendy's/Arby's Group, Inc. (formerly known as Triarc Companies, Inc.) since April 1993. Since that time, he has also been a director or manager and officer of certain of Triarc's subsidiaries. Additionally, Mr. May has been President and a founding partner of Trian Fund Management, L.P. since November 2005. From its formation in January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group. He was President and Chief Operating Officer and a director of Triangle Industries, Inc. from 1983 to December 1988. Mr. May has also served as a director of Encore Capital Group, Inc. since February 1998.

Name	Age	Biography
Class III Directors
Jonathan W. Trutter	51
		Mr. Trutter is our Chief Executive Officer and a member of our Board. Mr. Trutter has been a member of our Board since November 2004 and our Chief Executive Officer since December 2004. As a Class III director, his current term expires in 2010. Mr. Trutter is also the Chief Executive Officer and Chief Investment Officer of DCM and Co-Head of DCM's bank loan investment team. Mr. Trutter joined DCM in 2000. From 1989 to 2000, he was a Managing Director of Scudder Kemper Investments, an investment manager, where he directed the Bank Loan/Private Placement Department.
Robert B. Machinist	56
		Mr. Machinist has been a member of our Board since December 2004. As a Class III director, his current term expires in 2010. He is currently Chairman of the Board of Advisors of MESA, a leading merchant bank specializing in media and entertainment industry transactions. Mr. Machinist also runs a private family investment company. In addition, he is a member of the boards of directors of United Pacific Industries, a publicly-listed Hong Kong Company, and Maimonides Medical Center. He was the Chairman of Atrinsic, a publicly-listed interactive media company, through 2008. From 1998 to December 2001, Mr. Machinist was managing director and head of investment banking for the Bank of New York and its Capital Markets division. From January 1986 to November 1998, he was president and one of the principal founders of Patricof & Co. Capital Corp. (and its successor companies), a multinational investment banking business, until its acquisition by the Bank of New York.

Number of Board Meetings in 2008

        Our Board held 13 meetings in 2008. All directors attended at least 75% of the total meetings of our Board and the committees of our Board on which they served.

Director Attendance at Annual Meetings

        Our Board has not adopted a formal policy regarding director attendance at our annual stockholders meetings, but encourages such attendance. All of our then-current directors attended our most recent annual meeting held on May 19, 2009.

Committees of our Board

        Our Board has established three standing committees: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating & Corporate Governance Committee. Our Board may form other committees as circumstances warrant. The committees have such authority and responsibility as our Board delegates. Each standing committee has a written charter, a current copy of which is available for review on our website at www.deerfieldcapital.com, under the section entitled "Deerfield Capital Corp.—Stockholder Info—Corporate Governance." The information on our website is not incorporated into this proxy statement.

        The following table sets forth certain information for each standing committee of our Board:

Committee Name	Committee Members	Committee Chair	Number of Committee Meetings in 2008	Summary of Committee Functions (see committee charters for full descriptions)
Audit Committee	Robert B. Machinist Stuart I. Oran Robert E. Fischer	Robert B. Machinist	11	Assists the Board in overseeing our accounting and financial reporting processes, the integrity and audits of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our accountants and the performance of those accountants and our internal auditors; appoints our independent accountants and reviews with the accountants the plans and results of the audit engagement; approves professional services provided by the accountants; determines the independence of the accountants; reviews the adequacy of our internal accounting controls; establishes procedures for the submission and treatment of concerns and complaints relating to accounting matters, internal controls and questionable accounting or auditing matters.
Compensation Committee	Peter W. May Robert E. Fischer Robert B. Machinist	Peter W. May	5
				Evaluates performance of and determines and approves compensation for CEO, executive officers, senior management and other employees; produces non-CEO executive officer compensation report required by the SEC; makes recommendations to the Board regarding our First Amended and Restated Stock Incentive Plan and administers and approves grants under such plan; reviews director compensation and makes related recommendations to the Board.
Nominating & Corporate Governance Committee	Robert E. Fischer Robert B. Machinist Stuart I. Oran	Robert E. Fischer	3
				Recommends to the Board qualified candidates for election as directors and recommends to the Board a slate of nominees for election as directors at the annual meeting of stockholders; submits to the Board selection criteria for director nominees; advises the Board on matters involving general operation of the Board and our corporate governance; annually recommends to the Board nominees for each Board committee; facilitates the assessment of the Board's performance and of the individual directors and reports thereon to the Board.

        In February 2008, our Board designated Mr. May to replace Mr. Rothschild as chair of the Compensation Committee.

        In March 2008, Gregory H. Sachs resigned from our Board.

        In March 2008, our Board established the Strategic Relations Committee, a non-standing committee consisting of Mr. Rothschild, Mr. Fischer, Mr. Machinist and Howard Rubin, to advise the Board on strategic alternatives.

        Effective July 2008, Mr. Rothschild resigned from each of our standing Board committees in connection with our Board's determination that Mr. Rothschild no longer qualified as an independent director, as that term is defined in our Corporate Governance Guidelines and the general independence standards of the NYSE AMEX. Upon that resignation, our Board designated Mr. Fischer to replace Mr. Rothschild as a member of the Audit Committee.

        In May 2009, Howard Rubin resigned from our Board, and our Board appointed Stuart I. Oran to serve in his place as a Class II Director until the Meeting and until a successor is elected or appointed and qualified. Also in May 2009, our Board appointed Mr. Oran to replace Mr. Rubin on the Audit Committee and also appointed Mr. Oran to the Nominating & Corporate Governance Committee.

        As noted above, on October 20, 2009, in an effort to even out the size of the classes of our Board, Mr. Fischer tendered his resignation as a Class I director and was immediately appointed by our Board as a Class II director. In connection with this appointment, the Board also reinstated Mr. Fischer as a member of the Audit Committee and the Compensation Committee and as the chairman of the Nominating & Corporate Governance Committee.

Director Independence

        Our Board has determined that the following members of the Board are "independent," as that term is defined in our Corporate Governance Guidelines and the general independence standards of the NYSE AMEX:

Name	Class
Peter W. May	I (term expires at the 2011 annual meeting)
Stuart I. Oran	II (term expires at the Meeting)
Robert E. Fischer	II (term expires at the Meeting)
Robert B. Machinist	III (term expires at the 2010 annual meeting)

        These four independent directors constitute a majority of our Board and are the only members of our three standing Board committees (the Audit, Compensation and Nominating & Corporate Governance committees). Our Board has also determined that those four independent directors have no material relationships with us that would prevent them from qualifying as independent under the NYSE AMEX listing standards.

        Our Corporate Governance Guidelines also set forth our policies regarding the qualifications of directors, the identification of candidates for Board positions, the responsibilities of directors, the committees of the Board, director access to our officers, director orientation and continuing education, director annual performance evaluation and director compensation. A current copy of our Corporate Governance Guidelines is available on our website at www.deerfieldcapital.com, under the section entitled "Deerfield Capital Corp.—Stockholder Info—Corporate Governance." The information on our website is not incorporated into this proxy statement.

 Audit Committee and Audit Committee Financial Expert

        As mentioned above, we have a separately-designated standing Audit Committee of our Board. The current members of the Audit Committee are Robert B. Machinist, Stuart I. Oran and Robert E. Fischer. Our Board has determined that each member of the Audit Committee is independent, as that term is defined under the enhanced independence requirements for audit committee members set forth in applicable SEC rules and in the listing standards of the NYSE AMEX, and that each member of the Audit Committee is able to read and understand fundamental financial statements. The members of the Audit Committee are responsible for, among other things, assisting our Board in fulfilling its responsibilities in connection with our accounting and financial reporting practices and overseeing the qualifications and performance of the independent auditors.

        Our Board has determined that Robert B. Machinist, the current chairperson of the Audit Committee, is "independent," as that term is defined in our Corporate Governance Guidelines and the listing standards of the NYSE AMEX, and is an "audit committee financial expert," as that term is defined by the SEC.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Peter W. May, Robert E. Fischer and Robert B. Machinist. Our Board has determined that each member of the Compensation Committee is independent, as that term is defined in the listing standards of the NYSE AMEX. During 2008, the Compensation Committee consisted of Peter W. May, Robert E. Fischer, Robert B. Machinist and Peter H. Rothschild, who resigned from the Committee in July 2008. No member of the Compensation Committee was an employee of our company during the 2008 fiscal year or an officer of our company during any prior period. During 2008, no interlocking relationship existed between any member of our Board and any member of the compensation committee of any other company.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board that it be included in this proxy statement.

Respectfully submitted,
Peter W. May (Chairman) Robert E. Fischer Robert B. Machinist

        The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

 EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers

        The following table lists our executive officers and shows their names, ages, positions and business backgrounds for the last five years as of October 22, 2009. They serve at our Board's discretion.

Name	Age	Position(s) Held & Biography
Jonathan W. Trutter	51	Biographical Information for Jonathan W. Trutter is provided above under "Information on our Board of Directors and its Committees—Directors Not Standing for Election."
Francis P. Straub III	36
		Senior Vice President, Chief Financial Officer and Treasurer. Mr. Straub has held these positions since November 2008. Mr. Straub is also the Chief Financial Officer and a Managing Director of DCM and has held these positions since May 2008. Mr. Straub joined DCM in August 2005 and has also served as Chief Accounting Officer and as Manager of Financial Reporting. Prior to joining DCM, Mr. Straub was the Manager of Financial Reporting for Archipelago Exchange LLC from August 2004 to August 2005. Mr. Straub is a certified public accountant.
Robert A. Contreras	39
		Senior Vice President, General Counsel and Secretary. Mr. Contreras has held these positions since November 2008. He is also the General Counsel and a Managing Director of DCM. He has held the General Counsel position at DCM since May 2008. Mr. Contreras has been employed by DCM since August 2000 and has also served as Deputy General Counsel and Associate General Counsel.
Luke D. Knecht	56
		Chief Operating Officer of DCM. Mr. Knecht has held this position since July 2005. Mr. Knecht is also a Senior Managing Director of DCM. He has held this position since June 2006. Mr. Knecht joined DCM in 2002. Prior to joining DCM, Mr. Knecht was an executive at DRCM Global Investors, CSI Asset Management, Inc. and Harris Investment Management, Inc.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers, and persons beneficially owning more than 10% of our common stock (reporting persons) to file with the SEC, by specified due dates, reports of ownership of our stock and changes in that ownership, as well as reports on SEC Form 3 of their becoming a reporting person whether or not they own any of our stock on that date. They also must furnish us with copies of these reports. We must report in this proxy statement any failure to file a required report or any failure to timely file any such report. Based solely on our review of the filed reports, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2008, our reporting persons timely filed all reports they were required to file under Section 16(a) of the Exchange Act.

Code of Ethics

        We have adopted a code of ethics as defined in Item 406 of Regulation S-K. The code applies to all of our employees and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. This code, which is entitled Code of Business Conduct and Ethics, or the Code of Ethics, is available free of charge on our website at www.deerfieldcapital.com and will be provided free of charge to any stockholder requesting a copy by writing to: Attn: Investor Relations, Deerfield Capital Corp., 6250 North River Road, 9th Floor, Rosemont, Illinois 60018. Any waiver granted by us to our principal executive officer, principal financial officer, principal accounting officer or controller under the Code of Ethics, or certain amendments to the Code of Ethics, will be disclosed on our website at www.deerfieldcapital.com. The information on our website is not incorporated into this proxy statement.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Transactions With Related Persons

        Since January 1, 2008, we have entered into certain transactions, summarized below, that exceeded $120,000 in amount and in which our related persons—in general, our directors, officers and their immediate family members—had or would have a direct or indirect material interest.

  •
  The Compensation Committee approved the terms of, and on May 22, 2008 we entered into, a satisfaction agreement with Robert C. Grien, our former president, resolving each party's understanding of the compensation obligations owed to Mr. Grien pursuant to the terms of his employment agreement, which we assumed in connection with the Merger. Pursuant to the terms of the satisfaction agreement, we agreed to pay Mr. Grien a sum of $667,000, representing full and final settlement of Mr. Grien's compensation payment claims under his employment agreement, which expired in accordance with its terms on December 31, 2007. In return, Mr. Grien agreed to generally release us from claims arising under his employment agreement. Mr. Grien further agreed to release the right to receive 22,814 Performance Shares previously granted as part of his 2007 bonus award but which Mr. Grien had not accepted. In the event Mr. Grien is subject to any tax liability, related penalties or interest related to his release of the 22,814 Performance Shares, we are obligated pursuant to the terms of the satisfaction agreement to pay such amounts on behalf of Mr. Grien, provided that we also have a right to control the defense of any claims relating thereto.

  •
  On July 29, 2008, we entered into a letter agreement, or the 2008 Rothschild Compensation Agreement, with Peter H. Rothschild setting forth the fees payable to him for his services as Interim Chairman of our Board for the year ended December 31, 2008. The 2008 Rothschild Compensation Agreement provided for a 2008 base fee of no less than $500,000 (less the $20,000 previously paid to Mr. Rothschild in 2008 for his services as Interim Chairman of the

    Board). The 2008 Rothschild Compensation Agreement also provided for two discretionary fees, a "Capital Transaction Success Fee" not to exceed $1,000,000 and an "Other Success Fee" not to exceed $500,000, that may have been paid if certain specified conditions were met. The Compensation Committee had complete discretion over whether to award the Capital Transaction Success Fee and awarded Mr. Rothschild a bonus of $150,000 related to the year ended December 31, 2008.

  •
  In connection with our previously announced cost-saving initiative, DCM entered into a transition employment agreement, dated December 23, 2008 and effective December 30, 2008, with Mr. Grien, our former president. Mr. Grien relinquished his title as president on November 6, 2008. In connection with his departure, Mr. Grien was given the ability to select one of three compensatory options. As per Mr. Grien's selection, his employment terminated on January 13, 2009. Mr. Grien continued to receive his current base salary and benefits through the end of his employment. In addition, Mr. Grien received a lump sum payment of $500,000 in accordance with the terms of his transition employment agreement. He was also paid approximately $22,300 for accrued but unused vacation. Mr. Grien provided a general release to DCM for any claims he might have against DCM and its affiliates. In addition, Mr. Grien executed a second release releasing DCM and its affiliates from all claims that may have arisen from December 23, 2008 through January 13, 2009. In consideration of this release, Mr. Grien received an additional one week of salary in accordance with DCM's normal payroll policies.

  •
  In connection with our previously announced cost-saving initiative, DCM entered into a transition employment agreement, effective January 7, 2009, with Richard G. Smith, our former chief financial officer. Mr. Smith relinquished his title as chief financial officer on November 6, 2008. In connection with his departure, Mr. Smith was given the ability to select one of three compensatory options. Per Mr. Smith's selection, his employment with DCM was scheduled to terminate on February 25, 2009 or on such earlier date as Mr. Smith resigned. Mr. Smith resigned on January 29, 2009. Mr. Smith continued to receive his base salary and benefits through the date of his resignation and also received a $30,000 payment on February 1, 2009 and a $125,000 lump sum payment. In addition Mr. Smith will receive an additional $30,000 payment payable on February 1, 2010 or earlier at DCM's discretion. He was also paid approximately $6,635 for accrued but unused vacation. Mr. Smith provided a general release to DCM for any claims he might have against DCM and its affiliates. In addition, Mr. Smith executed a second release releasing DCM and its affiliates from all claims that may have arisen from December 31, 2008 through January 29, 2009. In consideration of this release, Mr. Smith received an additional one week of salary paid in accordance with DCM's normal payroll policies.

  •
  In connection with our previously announced cost-saving initiative, DCM entered into a transition employment agreement, dated December 23, 2008 and effective December 30, 2008, with Mr. John K. Brinckerhoff, DCM's director of portfolio management. In connection with his departure, Mr. Brinckerhoff was given the ability to select one of three compensatory options. As per Mr. Brinckerhoff's selection, his employment with DCM terminated on April 18, 2009. Mr. Brinckerhoff continued to receive his current base salary and benefits through the end of his employment. In addition, Mr. Brinckerhoff received a lump sum payment of $250,000 in accordance with the terms of his transition employment agreement. Mr. Brinckerhoff provided a general release to DCM for any claims he might have against DCM and its affiliates. In addition, Mr. Brinckerhoff executed a second release that will release DCM and its affiliates from all claims that may arise from December 23, 2008 through April 18, 2009. In consideration of this release, Mr. Brinckerhoff received an additional one week of salary at his current rate in accordance with DCM's normal payroll policies.

  •
  On March 5, 2009, we entered into a letter agreement, or the 2009 Rothschild Compensation Agreement, with Mr. Rothschild setting forth the fees payable to him for his services as Interim Chairman of the Board for the year ending December 31, 2009. The 2009 Rothschild Compensation Agreement provides for a base fee for 2009 of $500,000 and an expense reimbursement of $10,000 per month for expenses relating to office space, information technology and other items that Mr. Rothschild pays to his firm which provides him with office space and related infrastructure. The 2009 Rothschild Compensation Agreement also provides for two discretionary fees, a "Capital Transaction Success Fee" not to exceed $1,000,000 and a "Non-Capital Transaction Success Fee" not to exceed $500,000, which may be paid if certain specified conditions are met. The conditions for payment of the discretionary fees include, but are not limited to, Mr. Rothschild playing an instrumental role in arranging and completing a strategic transaction that substantially increases shareholder value. The Compensation Committee has complete discretion over whether to award the Capital Transaction Success Fee and the Non-Capital Transaction Success Fee and over the amount of the fees and the portion payable as cash or non-cash compensation. In addition, the 2009 Rothschild Compensation Agreement provides for a "Fund Success Fee" of $250,000 relating to a proposed new investment fund, provided the closing of initial capital commitments to the fund occurs on or before June 30, 2009 and the total amount of such commitments exceeds $50.0 million. The $250,000 "Fund Success Fee" was paid on April 17, 2009 as a result of the launch of Deerfield Pegasus Loan Capital LP, our new investment venture with Pegasus Capital Advisors L.P.

Our Controls for Approving Transactions with Related Persons

        Our policies and procedures for the review, approval and ratification of our transactions with related persons consist of various conflict of interest provisions in our Code of Ethics, including that our directors report to the Board any conflict of interest they may have with respect to any matter being considered by the Board and that our related persons involved in our portfolio management obtain the prior approval of DCM's Chief Compliance Officer for their personal purchases of securities in private offerings.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        This Compensation Discussion and Analysis describes our compensation objectives, policies and practices. Prior to the completion of the Merger, we did not have any employees, and all of our executive officers were employees of our external manager, DCM. We did not pay, and were not involved in determining, compensation for any of our executive officers prior to completion of the Merger. Upon completion of the Merger on December 21, 2007, DCM became our subsidiary, and for the first time, we employed our executive officers and other personnel. Consequently, we inherited the existing compensation arrangements of our executive officers serving at the time of the Merger, and we were not involved in the establishment, benchmarking or structuring of those arrangements.

        Following the Merger, we were adversely affected by the severe global credit crisis and deteriorating market conditions. These conditions prompted multiple workforce reductions, including reductions affecting our named executive officers. While we believe these reductions have streamlined our operations in the face of challenging market conditions, the retention of our remaining named executive officers has become even more critical to our success as we have become dependent on fewer individuals. The Compensation Committee will analyze, structure and establish our executive compensation arrangements based on our philosophies and objectives as described below in light of current and anticipated market conditions.

        Before the Merger, the primary functions of the Compensation Committee were to (i) review our director compensation structure and, if appropriate, recommend changes to our Board and (ii) administer our Amended and Restated Stock Incentive Plan, or Stock Incentive Plan. Following the Merger, our Board formally amended the Compensation Committee charter to reflect, and provide for, the Compensation Committee's increased responsibilities, including determining the compensation of our Chief Executive Officer, or CEO, our other executive officers and, as the Compensation Committee deems appropriate, our non-officer employees, as well as to evaluate the performance of our executive officers.

  Compensation Program Philosophy and Objectives

        Our primary objective with respect to compensation is to provide competitive compensation and benefits that allow us to motivate, reward, retain and, as necessary, attract high quality executive officers, portfolio managers and other employees. Our philosophy reflects a belief that competitive compensation programs will contain a mix of four elements: an adequate base salary, an annual cash bonus, which may be guaranteed or tied to relevant success measures, a long-term component that will provide an ownership-like stake in the longer-term success of the company and a retention award that encourages continued service. Going forward, we will strive to incorporate pay-for-performance features in our employment arrangements with our named executive officers. As such, we expect variable portions of compensation to constitute a significant component of each named executive officer's pay, and the aggregate amount of such variable compensation will reflect the achievement of specific corporate objectives and individual performance goals.

        Certain performance elements that we will consider in our variable bonus programs are not directly quantifiable and may include factors such as responsiveness to unforeseen situations, operation within challenging business environments, creativeness, teamwork and demonstration of the other values and work ethic that we believe are critical to our success. Other performance elements we anticipate considering will be subject to direct measurement and tied to the oversight responsibilities of the particular named executive officer. We will strive to design our compensation programs to ensure that both qualitative and quantitative measures of performance are aligned with the long-term interests of the company and to promote the interests of stockholders by focusing named executive officers on achieving improved performance.

        In addition to rewarding employees for achieving specific corporate and individual performance goals, our compensation program will be designed to reward the level of responsibility of, and the position undertaken by, our named executive officers. We will also seek to reward continued employment to support operations and to protect our institutional knowledge. As a matter of philosophy, we believe compensation and accountability should generally increase with position and responsibility. As a result, we anticipate that total compensation will be higher for individuals with greater responsibility and greater ability to influence our achievement of targeted results and strategic initiatives. Additionally, we anticipate that as position and responsibility increases, a greater portion of the named executive officer's total compensation will be variable pay contingent on the achievement of performance objectives, continued employment or both. While this may not always be the case, we generally intend that equity-based compensation will be higher for persons with higher levels of responsibility, making a portion of their total compensation dependent on long-term increases in the value of the company. We further believe that retention bonus incentives are most important for those individuals who provide the highest continuity of institutional knowledge and who are otherwise essential to our short- and long-term success.

        Finally, one of our key objectives will be to ensure that the compensation provided to our named executive officers remains reasonable and responsible, yet in line with our goals of retaining, motivating, rewarding and, as necessary, attracting our key personnel. We recognize that our company is navigating through a very difficult business environment and that this situation places extraordinary demands on our named executive officers and other employees. We remain cognizant of our need to balance controlling costs with our need to offer competitive compensation programs that are aligned with our corporate goals and objectives. Without competitive compensation packages and retention incentives, particularly in a challenging public company environment, we believe that losses of management talent will be more likely, and any such defections could cause serious short- and long-term challenges for our business and operations.

  Process for Evaluating and Establishing Executive Compensation

        Following the Merger, the Compensation Committee engaged a consulting firm that specializes in management and employee benefit and compensation programs and designs both annual and long-term incentive plans. We anticipate continuing to work with compensation consultants to assist us in determining and structuring competitive executive compensation levels and programs that are aligned with our compensation philosophy and objectives in the future and as the need arises. The Compensation Committee may also engage additional consultants and other professionals to, if and as applicable, negotiate employment agreements with our named executive officers, develop our time- and performance-based incentive compensation programs and structure our director compensation program.

  The Role of the Compensation Committee

        The Compensation Committee will oversee all compensation evaluations and decisions related to our named executive officers. It will also review the appropriateness of the financial measures used in all incentive plans and the degree of difficulty in achieving specific performance targets. The Compensation Committee plans to engage in an active dialogue with our CEO concerning strategic objectives and performance targets and may use consultants to collect information regarding competitive practices and to help devise and administer fair and equitable compensation programs on a going forward basis.

        Together with the performance objectives, the Compensation Committee will establish compensation levels for all our named executive officers on a going forward basis. As a general proposition, the Compensation Committee will attempt to determine the overall best mix of fixed, incentive and retention compensation for each position. In making this determination, the Compensation Committee will be guided by the compensation philosophy described herein and, among other things, historical compensation levels, the relative compensation levels among our named executive officers and possibly the competitive pay practices at other companies using third-party compensation studies. The Compensation Committee may also consider industry and market conditions, any unique challenges and burdens imposed on our named executive officers, corporate performance versus a peer group of companies and the overall effectiveness of our compensation program in achieving desired performance levels.

        The Compensation Committee has the ability, pursuant to its charter, to form and delegate authority to subcommittees comprised entirely of independent directors or its chair when appropriate, but has not done so to date.

  The Role of Named Executive Officers in Compensation Decisions

        Our CEO will play a significant role in the compensation-setting process and will be responsible for evaluating the performance of our named executive officers on an annual basis. Unless otherwise contractually provided, these evaluations will be used to determine discretionary bonuses, if any, for the prior fiscal year, to establish the individual and corporate performance objectives for each named executive officer for the current fiscal year, to set their base salaries for the next fiscal year, to determine the portion of total compensation that will be contingent or performance-based pay, to recommend any retention bonus element and to consider and approve any grants of equity or equity-like incentive compensation. Based on our CEO's review and evaluation, he will make compensation recommendations to the Compensation Committee, including recommendations for performance targets and objectives, salary adjustments, bonus levels, retention compensation and long-term equity-based incentive awards. In performing these responsibilities, our CEO will meet with and consider the opinion of our other executives prior to making final assessments about performance. Final decisions with respect to total compensation of our named executive officers will reside with the Compensation Committee.

  Benchmarking

        Although competitive information, or benchmarking, is extremely useful in our industry, we do not believe that it will be appropriate to establish compensation levels primarily based on benchmarking. While we recognize that our compensation practices must be competitive in the marketplace, such marketplace information is only one of the many factors that we will consider in assessing the reasonableness of compensation. When we consider the total compensation packages of our named executive officers, our CEO and the Compensation Committee may consider many factors, including the existence of employment agreements, historical compensation, market conditions, company performance and challenges, equity performance, liquidity, profitability, consultant studies and internal priorities to ensure that the compensation we award is appropriate to our circumstances and competitive in the marketplace.

  Elements of Named Executive Officer Compensation

    Base Salary

          We will provide our named executive officers with a base salary designed to provide each named executive officer with regular income that we consider appropriate in light of the named executive officer's qualifications, experience and industry knowledge, the quality and effectiveness of their leadership at our company, the scope of their responsibilities, the goals and objectives established for the named executive officer, the named executive officer's past performance and future potential, the base salary paid to officers in comparable positions at companies considered as competitors, internal pay equity, the tax deductibility of base salary and their total compensation arrangement. We do not expect to apply any specific weighting to these factors.

    Annual Cash Bonus Plan

          We intend to give our named executive officers an opportunity to obtain annual cash bonuses under an incentive bonus plan for achievement of specified performance objectives. We plan to make awards from an established bonus pool. The Compensation Committee will determine the total size of our bonus pool by taking into account our qualitative and financial performance. We expect that our CEO will make recommendations as to the size of an award to any particular named executive officer, other than himself, by considering each individual's performance as measured against market benchmarks, pre set performance targets and objectives and his or her individual impact on our overall performance. The formal structure of the plan will be developed under the supervision of the Compensation Committee after consideration of advice provided by consultants, legal counsel and the Interim Chairman of our Board.

    Equity-Based Compensation Arrangements

          Although we had not made equity grants to individual employees in the past, on April 18, 2008, we granted performance shares, or Performance Shares, to certain of DCM's employees in lieu of cash as partial payment of their 2007 bonus. The Performance Shares represent the right to receive shares of our common stock on March 3, 2011, subject to forfeiture and acceleration upon specified events. Going forward, we plan to structure individual equity-based compensation arrangements that align the long-term interests of our named executive officers with the interests of our stockholders. For this reason, we sought and, in March 2008, received stockholder approval to amend and restate our Stock Incentive Plan to increase the number of shares available under the plan and otherwise increase our flexibility in this regard. We expect to work with consultants to develop the criteria that we will use in structuring our equity-based compensation arrangements.

    Retention Bonus Arrangements

          Recognizing that we have instituted significant changes to our management team as a result of work force reductions, we believe it is critical that we support the continuity of our operations while preserving our institutional knowledge. We also realize that the difficult business environment in which we operate imposes significant challenges on our named executive officers and that high quality individuals often have access to other employment opportunities. Consequently, we believe that at least for the near term, retention bonuses will be an important element of our executive compensation and, in certain circumstances, may be imperative to our short-term and long-term success. Retention of key employees is important for purposes of our ongoing discussions with strategic counterparties that we expect will help to enhance shareholder value.

          On May 11, 2009, we entered into a letter agreement, or the Straub Retention Agreement, with Francis P. Straub III, our senior vice president, chief financial officer and treasurer, providing certain assurances with respect to Mr. Straub's 2009 compensation. The Straub Retention Agreement provides that Mr. Straub's 2009 annual salary will be no less than his 2008 annual salary of $350,000 and guarantees Mr. Straub a 2009 cash bonus of $112,500 to be paid by March 31, 2010, provided that he remains employed by DCM on the date of such payment.

          On May 11, 2009, we also entered into a letter agreement, or the Contreras Retention Agreement, with Robert A. Contreras, our senior vice president, general counsel and secretary, providing certain assurances with respect to Mr. Contreras' 2009 compensation. The Contreras

  Retention Agreement provides that Mr. Contreras' 2009 annual salary will be no less than his 2008 annual salary of $200,000 and guarantees Mr. Contreras a 2009 cash bonus of $187,500 to be paid by March 31, 2010, provided that he remains employed by DCM on the date of such payment.

    Severance and Change-in-Control Arrangements

          Except as set forth below, we do not have any severance or change-in-control arrangements with our named executive officers. We expect that the adoption of any such arrangement or the incorporation of any such provisions in future agreements will be approved by the Compensation Committee. Severance or change-in-control provisions will in general only be approved in those cases where the Compensation Committee believes the benefits of such arrangements, including attracting or retaining key employees, outweigh the costs. The grant agreements with respect to the Performance Shares include provisions that either accelerate the distribution of the underlying common stock or require cash distributions in lieu of common stock upon the occurrence of certain changes-in-control.

          Pursuant to our existing employment agreement with Jonathan W. Trutter, our chief executive officer, which expires on December 31, 2010, in the event that he is terminated without "cause" or resigns for "good reason" (as such terms are defined in his employment agreement), Mr. Trutter will be entitled to receive (i) any due but unpaid portion of his guaranteed bonus payments of $783,750 for fiscal year 2009 and $391,875 for fiscal year 2010 in accordance with our normal bonus payment practices and (ii) the base salary of $416,250 per year that he would have received through December 31, 2010 in accordance with our normal payroll practices.

          Pursuant to the Straub Retention Agreement, in the event that Mr. Straub's employment is terminated without "cause" (as determined by the Compensation Committee) prior to the payment of his guaranteed bonus for fiscal year 2009, he will be entitled to receive $150,000 in cash within 10 days of his termination date.

          Pursuant to the Contreras Retention Agreement, in the event that Mr. Contreras' employment is terminated without "cause" (as determined by the Compensation Committee) prior to the payment of his guaranteed bonus for fiscal year 2009, he will be entitled to receive $250,000 in cash within 10 days of his termination date.

    Additional Benefits

          Our named executive officers participate in other employee benefit plans generally available to all employees on the same terms, such as medical, dental, life, disability insurance programs and a 401(k) plan. We do not provide our named executive officers with significant perquisites or similar personal benefits.

 Summary Compensation Table

        Prior to the completion of the Merger on December 21, 2007, we were externally managed and did not employ any executive officers or other personnel. As a result of the Merger, DCM became our indirect wholly owned subsidiary, and its employees became our employees. We paid salaries to our named executive officers from December 22, 2007 through the fiscal year end at the same level as was paid by DCM, their previous employer. In addition, we paid our named executive officers bonuses for the entire 2007 fiscal year as contemplated in the merger agreement.

        The following Summary Compensation Table discloses the compensation information for each of our named executive officers for the fiscal year 2007:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Total ($)
Jonathan W. Trutter Chief Executive Officer	2007	$12,329	$1,525,000	$1,537,329
Robert C. Grien President	2007	$10,959	$1,392,229	$1,403,188
Richard G. Smith Chief Financial Officer	2007	$5,753	$115,000	$120,753
Frederick L. White General Counsel and Secretary	2007	$8,219	$100,000	$108,219
Luke D. Knecht Chief Operating Officer of DCM	2007	$10,959	$375,000	$385,959
John K. Brinckerhoff Director of Portfolio Management of DCM	2007	$8,493	$300,000	$308,493

(1)
Reflects the salary earned by these named executive officers after completion of the Merger on December 21, 2007.

(2)
Reflects the entire bonus paid to the named executive officers in fiscal year 2007. The bonus amount earned by most of our named executive officers consisted of both cash and Performance Shares. Mr. Trutter's bonus consisted of $687,500 in cash and $837,500 in Performance Shares. Mr. Grien's bonus consisted of $1,267,229 in cash and $125,000 in Performance Shares. Mr. Smith's bonus consisted of $71,250 in cash and $43,750 in Performance Shares. Mr. White's bonus consisted of $50,000 in cash and $50,000 in Performance Shares. Mr. Knecht's bonus consisted of $375,000 in cash. Mr. Brinckerhoff's bonus consisted of $179,500 in cash and $120,500 in Performance Shares. The dollar value of the Performance Shares is based on a price per Performance Share of $17.533, which is the average of the closing price of our common stock on March 6, 7 and 10, 2008. This value differs from the "Grant Date Fair Value of Stock Awards" set forth in the "Grants of Plan-Based Awards" table below because, pursuant to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, or FAS 123R, that value is required to be calculated based on a price per Performance Share equal to the closing price of our common stock on March 10, 2008, which was $13.30.

        The following Summary Compensation Table discloses the compensation information for each of our named executive officers for the fiscal year 2008:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Compensation ($)	Total ($)
Jonathan W. Trutter(1) Chief Executive Officer	2008	$450,000	$883,750	N/A	$1,333,750
Francis P. Straub III Chief Financial Officer	2008	$350,000	$150,000	N/A	$500,000
Luke D. Knecht Chief Operating Officer of DCM	2008	$400,000	$375,000	N/A	$775,000
Robert A. Contreras Senior Vice President, General Counsel and Secretary	2008	$200,000	$250,000	N/A	$450,000
Robert C. Grien(2) Former President	2008	$347,397	$436,986	$160,321	$944,704
Richard G. Smith(2) Former Chief Financial Officer	2008	$230,000	$125,000	$ 89,635	$441,096

(1)
$100,000 of Mr. Trutter's bonus amount was paid in the form of a capital contribution on his behalf into Deerfield Pegasus Loan Capital LP, our investment venture with Pegasus Capital Advisors L.P. that we launched in April 2009.

(2)
The amounts included in Other Compensation above consisted of severance payments for Mr. Grien and Mr. Smith. Mr. Grien and Mr. Smith relinquished their titles as executive officers on November 6, 2008 in connection with a cost savings initiative implemented by our Board in response to market conditions. Mr. Grien's severance payments are comprised of salary of $73,846, bonus of $63,014 and unused vacation pay of $23,461. Mr. Smith's severance payments are comprised of salary of $23,000, bonus of $60,000 (payable in two $30,000 payments, one of which has already been paid and another to be paid no later than February 1, 2010) and unused vacation pay of $6,635.

 Grants of Plan-Based Awards

        The following table reflects certain bonus amounts earned by our named executive officers in fiscal year 2007 and granted in the form of Performance Shares in 2008:

Name	Grant Date(1)	Date of Compensation Committee Approval of Grant	All Other Stock Awards: Number of Shares of Stocks or Units (#)(2)	Grant Date Fair Value of Stock Awards(3)
Jonathan W. Trutter Chief Executive Officer	April 18, 2008	February 7, 2008	47,767	$635,302
Robert C. Grien President	April 18, 2008	February 7, 2008	7,129	$94,821
Richard G. Smith Chief Financial Officer	April 18, 2008	February 7, 2008	2,495	$33,187
Frederick L. White General Counsel and Secretary	April 18, 2008	February 7, 2008	2,851	$37,929
John K. Brinckerhoff Director of Portfolio Management of DCM	April 18, 2008	February 7, 2008	6,872	$91,408

(1)
The grant date is the date our Board adopted resolutions amending the Stock Incentive Plan to permit the grant of the Performance Shares, which grant had been previously approved by the Compensation Committee.

(2)
Performance Shares were awarded to the named executive officers pursuant to our Stock Incentive Plan as partial payment of their respective 2007 bonuses, which would otherwise be payable in cash. Each Performance Share awarded represents the right to receive one share of our common stock on March 3, 2011, subject to forfeiture or acceleration upon specified conditions. The number of Performances Shares granted is subject to adjustment for dividends or other distributions paid between March 3, 2008 and March 3, 2011 and may also be adjusted, as determined by our Board, in connection with any stock dividends, stock split-ups, subdivisions or consolidations of shares (including reverse stock splits) or similar changes in our capitalization. The number of Performance Shares was adjusted to reflect the 1-for-10 reverse stock split that we effected after the close of business on October 16, 2008.

(3)
The grant date used for calculating the Grant Date Fair Value of Stock Awards is March 10, 2008, as determined pursuant to FAS 123R.

        There were no grants of plan-based awards earned by our named executive officers in fiscal year 2008.

 Compensation of our Non-Employee Directors

        The table below describes the compensation earned by our directors in 2008. Our processes and procedures for considering and determining the amount of compensation we pay our non-employee directors consist of an annual review of director compensation by the Compensation Committee, based on factors such as our existing compensation structure, the compensation paid by comparable companies, the amount of time expected to be devoted by our non-employee directors to our matters and the complexity of those matters. Pursuant to its charter, the Compensation Committee recommends to the Board the compensation for the current year, and the Board makes a determination. The charter permits the Compensation Committee to delegate the consideration of director compensation to one or more subcommittees of the Compensation Committee, but to date, the Compensation Committee has not done so.

Director Compensation(1)

Name	Year	Fees Earned or Paid in Cash(3)(4)	Stock Awards(5)	Total
Peter H. Rothschild(2)	2008	$725,686	$54,400	$780,086
Robert B. Machinist(6)	2008	$153,161	$50,000	$203,161
Howard Rubin(7)	2008	$109,161	$50,000	$159,161
Robert E. Fischer(8)	2008	$139,161	$50,000	$189,161
Peter W. May(9)	2008	$100,975	$50,000	$150,975

(1)
No director compensation was earned by Mr. Sachs or Mr. Trutter in 2008. Mr. Sachs resigned from the Board on March 10, 2008.

(2)
Mr. Rothschild, as our Interim Chairman and pursuant to the 2008 Rothschild Compensation Agreement, earned a base fee of $500,000. Additionally, Mr. Rothschild, as the chairperson of the Compensation Committee from January 1, 2008 to February 6, 2008, earned an additional cash retainer of $1,525. The total base fee and cash retainer earned by Mr. Rothschild in 2008 was $534,025. In addition, the Compensation Committee awarded a $150,000 bonus to Mr. Rothschild for the year ended December 31, 2008. See "Certain Relationships and Related Person Transactions" herein for a discussion of the 2008 and 2009 Rothschild Compensation Agreements and more information regarding Mr. Rothschild's compensation.

(3)
In 2008, each independent director earned a cash retainer of $65,000, a fee of $1,500 for each Board meeting attended (in person or by telephone) and a fee of $1,000 for each committee meeting attended (in person or by telephone) on a date that a Board meeting was not held. Under our policy, the $1,000 committee meeting fee is also earned on a date that a Board meeting is held if the additional preparation time for the committee meeting is significant. Mr. Rothschild earned the fees set forth above for the first and second quarters of 2008. We also reimburse our independent directors for their travel expenses related to attending Board and committee meetings. Each independent director's total 2008 compensation consisted of the committee fees and stock awards described herein and the cash retainers described in footnote (2) above and footnotes (6) to (9) below. The table above includes fees earned in 2008 regardless of when those fees were actually paid.

(4)
In March 2007, we established a special committee of our Board, or the Special Committee, comprised solely of directors who had no material financial interest in the Merger that differed from that of our stockholders to evaluate and make recommendations with respect to the Merger. We paid each Special Committee member a fee of $15,000 per month. Mr. Rothschild resigned from the Special Committee on December 6, 2007. Following his resignation, at the request of the Special Committee, Mr. Rothschild continued to serve as a primary negotiator for and regularly attended meetings of the Special Committee and received fees equal to those paid to the members of the Special Committee. The Special Committee was dissolved on March 11, 2008. We paid each member of the Special Committee (and Mr. Rothschild) a fee of $7,500 per month effective January 1, 2008 and pro-rated through March 11, 2008, or $17,661 per member in the aggregate for 2008.

(5)
In May 2008, we granted each director Performance Shares worth $50,000. The Performance Shares vested on the date of the grant. Each of the Performance Shares represents the right to receive one share of our common stock on March 3, 2011, subject to forfeiture and acceleration upon the occurrence of certain specified events. The closing price on the NYSE of our common stock on the grant date was $11.50 per share, resulting in 4,348 Performance Shares issued per director. For services as our Interim Chairman, we granted Mr. Rothschild 200 shares of our common stock on March 31, 2008 and 200 shares of our common stock on June 30, 2008. The closing price on the NYSE of our common stock was $14.10 on March 31, 2008 and $7.90 on June 30, 2008, for awards of $2,820 and $1,580, respectively. In each case, the share grant was vested on the date of the grant.

(6)
Mr. Machinist, as the chairperson of the Audit Committee, earned an additional cash retainer of $25,000, for a total 2008 cash retainer of $90,000.

(7)
Mr. Rubin, as chairperson of the Strategic Relations Committee from April 16, 2008 to fiscal year end, earned no additional cash retainer, for a total 2008 cash retainer of $65,000. Mr. Rubin resigned from the Board on May 19, 2009.

(8)
Mr. Fischer, as the chairperson of the Nominating & Corporate Governance Committee, earned an additional cash retainer of $15,000, for a total 2008 cash retainer of $80,000.

(9)
Mr. May, as chairperson of the Compensation Committee from February 7, 2008 to fiscal year end, earned an additional cash retainer of $13,475, for a total 2008 cash retainer of $78,475.

OUR VOTING STOCK AND PRINCIPAL HOLDERS OF THAT STOCK

Persons That Beneficially Own More Than 5% of our Voting Securities

        The following table shows, as of October 22, 2009, the persons that are known to us to be the beneficial owners of more than 5% of our common stock, which is the only class of voting stock we have issued. Each share of our common stock is entitled to one vote. As of October 22, 2009, there were 6,454,924 shares of our common stock outstanding. The table is based on information available to us, including stockholder filings with the SEC under Section 13 of the Exchange Act.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock
The William and Claire Dart Foundation, Dart Container Corporation, Copper Mountain Investments Ltd. and Robert C. Dart (collectively, the Dart Entities),(1) 500 Hogsback Road, Mason, Michigan 48854 (for the William and Claire Dart Foundation and Dart Container Corporation), P.O. Box 31363, Grand Cayman, KY1-1206 Cayman Islands (for Copper Mountain Investments Ltd.) and P.O. Box 30229, Grand Cayman, KY1-1201 Cayman Islands (for Robert C. Dart)	916,465	14.2%
Harvest Capital Strategies LLC (formerly known as JMP Asset Management LLC),(2) 600 Montgomery Street, Suite 1100, San Francisco, California 94111	698,874	10.8%

(1)
Based on a Schedule 13G/A filed on March 26, 2009 by each Dart Entity and other information. The Dart Entities file jointly because they may be regarded as a group. However, (a) Dart Container Corporation, Copper Mountain Investments Ltd. and Robert C. Dart each disclaim beneficial ownership of the shares owned by the William and Claire Dart Foundation, (b) the William and Claire Dart Foundation disclaims beneficial ownership of the shares owned by Dart Container Corporation, Copper Mountain Investments Ltd. and Robert C. Dart and (c) Dart Container Corporation and Copper Mountain Investments Ltd. each disclaim beneficial ownership of the shares owned by the other. Each of the Dart Entities disclaims membership in a group.

(2)
Based on a Schedule 13G filed on February 12, 2009 by Harvest Capital Strategies LLC (f/k/a JMP Asset Management LLC). Harvest Capital Strategies LLC filed the Schedule 13G because, as the investment adviser of one or more investment partnerships, pooled investment vehicles and/or one or more client accounts that beneficially hold the securities, Harvest Capital Strategies LLC has been granted the authority to dispose of and vote such securities. The investment partnerships and/or client accounts have the right to receive (or the power to direct the receipt of) dividends received in connection with ownership of the securities, and the proceeds from the sale of the securities.

 Ownership of our Stock by our Directors and Executive Officers

        The following table below shows, as of October 22, 2009, the beneficial ownership of our common stock by our directors, our executive officers and all of our directors and executive officers as a group. None of the shares listed below has been pledged as security except as specifically described in the footnotes to this table and none of the directors or executive officers has the right to acquire beneficial ownership of any additional shares within 60 days after October 22, 2009. Unless indicated otherwise in the footnotes, the address of each individual listed in the table is c/o Deerfield Capital Corp., 6250 North River Road, 9th Floor, Rosemont, Illinois 60018.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock(1)
Robert E. Fischer(2)	1,145	*
Robert B. Machinist(2)	800	*
Peter W. May(3)	115,317	1.8%
Peter H. Rothschild(2)(4)	2,097	*
Stuart I. Oran(5)	1,823	*
Jonathan W. Trutter	25,963	*
Luke D. Knecht(6)	1,996	*
Francis P. Straub III	300	*
Robert A. Contreras	292	*

All directors and executive officers as a group (9 persons)	149,733	2.3%

*
Less than 1%.

(1)
Based on 6,454,924 shares of our common stock outstanding as of October 22, 2009. Does not include 569,361 shares of common stock available for future issuance under our Stock Incentive Plan. As of October 22, 2009, 308,164 of those available shares are reserved for future issuance in connection with the Performance Shares granted to DCM employees on April 18, 2008 and to each of our independent directors on May 9, 2008 and May 19, 2009.

(2)
Includes 300 shares of stock granted to each of our independent directors in May 2005 under our Stock Incentive Plan and 250 shares of stock granted to each of our independent directors in each of May 2006 and May 2007 under that plan.

(3)
Includes 2,155 shares of our common stock held in the name of May Foundation. Mr. May disclaims beneficial ownership of these shares.

(4)
Includes 564 shares of our common stock granted to Mr. Rothschild in December 2007 and 400 shares of our common stock granted to Mr. Rothschild in July 2008 under our Stock Incentive Plan for his services as our Interim Chairman. Includes 333 of our shares owned by Daroth Investors LLC, of which Mr. Rothschild is a member. Accordingly, he may be deemed to beneficially own shares owned by Daroth. Mr. Rothschild disclaims beneficial ownership of these shares.

(5)
Includes 1,050 shares of our common stock held in the name of Roxbury Capital Group Incentive Savings Plan, with respect to which Mr. Oran is the sole trustee; 368 shares of our common stock held in the name of Roxbury Capital Group Defined Benefit Plan, with respect to which Mr. Oran is the sole trustee; 405 shares of our common stock held in the name of the Stanley R. Becker Declaration of Trust, with respect to which Mr. Oran and his spouse are two of the four trustees. Mr. Oran disclaims beneficial ownership of these shares.

(6)
Includes shares held jointly with spouse.

 STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        A stockholder who wishes to introduce a proposal for consideration at our next annual meeting may seek to have that proposal included in our proxy statement and proxy card pursuant to Rule 14a-8 under the Exchange Act. To qualify, the proposal must be submitted to us by a reasonable time before we begin to print and mail our proxy statements and satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee that it will be included.

        A stockholder may otherwise propose business for consideration or nominate persons for election to our Board in compliance with applicable state law and our bylaws, which require a proposal or nomination to be in writing and delivered to our Corporate Secretary at our executive offices at 6250 North River Road, 9th Floor, Rosemont, Illinois 60018 by personal delivery or U.S. mail not earlier than the 150th day prior to the annual meeting and not later than 5:00 p.m., Eastern time, on the 120th day prior to the annual meeting. However, if the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, as is the case this year, a proposal or nomination by the stockholder must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 120th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. We first announced the date of the Meeting on October 23, 2009; therefore, in order to be eligible to be considered for the Meeting, proposals and/or nominations must have been delivered by November 2, 2009. The notice must also satisfy the other requirements with respect to such proposals and nominations contained in our bylaws. If a stockholder fails to meet the deadlines in Rule 14a-8 and our bylaws or fails to comply with SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal.

COMMUNICATIONS WITH THE BOARD

        Stockholders wishing to communicate with our Board should send any communication to: Corporate Secretary, Deerfield Capital Corp., 6250 North River Road, 9th Floor, Rosemont, Illinois 60018. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Our Corporate Secretary will forward the communication to the full Board, to a committee of our Board or to any individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or similarly inappropriate, our Corporate Secretary is authorized to discard the communication or take appropriate legal action regarding the communication.

        The Audit Committee has established procedures, which are posted on our website, for directors, officers and interested parties to submit concerns and complaints regarding our company, either openly, confidentially or anonymously. Interested parties may use these procedures, which include a toll-free telephone number, to communicate with our non-management directors.

 ANNUAL REPORT ON FORM 10-K

        Our Annual Report on Form 10-K for the year ended December 31, 2008, or our Annual Report, was previously mailed to stockholders in April of 2009. If you would like to receive an additional copy of our Annual Report, please follow the instructions set forth under the heading "How to Obtain More Information" below.

HOUSEHOLDING

        Unless we have received contrary instructions, we may send a single copy of our Annual Report, proxy statement and Notice of Annual Meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If you would like to receive your own set of our annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions.

        If your shares are registered in your own name, please contact us at our executive offices at 6250 North River Road, 9th Floor, Rosemont, Illinois 60018, Attention: Corporate Secretary, to inform us of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

HOW TO OBTAIN MORE INFORMATION

        Our Internet address is www.deerfieldcapital.com. We make available free of charge, on or through the "SEC Filings" section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. A copy of all documents incorporated into this proxy statement by reference will be provided, without charge, upon written or oral request, by first class mail and within one business day of our receipt of such request. Requests for such documents should be directed to Legal Department, Deerfield Capital Management LLC, 6250 North River Road, 9th Floor, Rosemont, Illinois 60018, or you may ask the Legal Department by calling (773) 380-1600. Also posted on our website, and available in print upon request to our Investor Relations Department, are the charters for the Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee, and our Code of Ethics, which governs our directors, officers and employees. Within the time period required by the SEC and the NYSE AMEX, we will post on our website any amendment to our Code of Ethics and any waiver applicable to our senior financial officers, executive officers or directors. In addition, information concerning purchases and sales of our equity securities by our directors and Section 16 reporting officers is posted on our website. Information on our website is not incorporated into this proxy statement.

 SOLICITATION OF PROXIES

        The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by use of the mails, we may use the services of certain officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and facsimile from brokerage houses and other stockholders. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

OTHER MATTERS

        Our Board knows of no other business to be brought before the Meeting. If any other matters properly come before the Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the Meeting. Under applicable Maryland law, our stockholders do not have dissenters' or appraisal rights in connection with the matters being voted upon at the Meeting.

1. To elect two (2) Class II directors to serve on the board of directors of Deerfield Capital Corp. for a three-year term and until their successors have been duly elected or appointed and qualified. Robert E. Fischer Stuart I. Oran 2. To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof. These items of business are more fully described in the proxy statement. The record date for the Annual Meeting is October 22, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN. NOMINEES: Important Notice of Availability of Proxy Materials for the Shareholder Meeting of DEERFIELD CAPITAL CORP. To Be Held On: December 15, 2009 at 10:00 a.m. EST at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before November 24, 2009. Please visit http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16009, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) and 718-921-8562 (for international callers) E-MAIL: info@amstock.com WEBSITE: http://ww.amstock.com/proxyservices/requestmaterials.asp TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER Please note that you cannot use this notice to vote by mail.

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect two (2) Class II directors to serve on the board of directors of Deerfield Capital Corp. for a three-year term and until their successors have been duly elected or appointed and qualified. Robert E. Fischer Stuart I. Oran 2. To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof. These items of business are more fully described in the proxy statement. The record date for the Annual Meeting is October 22, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ANNUAL MEETING OF SHAREHOLDERS OF DEERFIELD CAPITAL CORP. December 15, 2009 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20200000000000000000 6 121509 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16009

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 DEERFIELD CAPITAL CORP. This Proxy is Solicited on Behalf of the Board of Directors The undersigned stockholder(s) of Deerfield Capital Corp., a Maryland corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Company's Annual Meeting of Stockholders to be held on December 15, 2009 at 10:00 a.m. EST (the "Annual Meeting"). The undersigned stockholder(s) of the Company hereby appoint(s) Robert A. Contreras and Francis P. Straub III, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting to be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153, or at any adjournments or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card. (Continued and to be signed on the reverse side.) Directions to the Company's Annual Meeting of Stockholders are posted on the Investor Relations section of the Company’s internet web site, www.deerfieldcapital.com, and may also be obtained by contacting the Company’s Legal Department, in writing, at Deerfield Capital Corp., 6250 North River Road, 9th Floor, Rosemont, Illinois 60018, or by phone, at (773) 380-1600.